Exhibit 2.32

THIS NOTE AND THE SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH HEREIN. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE PURSUANT HERETO MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT.

NEWLEAD HOLDINGS LTD.

Unsecured Convertible Note

(the “Note”)

US $ 500,000.00

April 30, 2015

Piraeus, Greece

NEWLEAD HOLDINGS LTD., a company organized under the laws of Bermuda (the “Company”), for value received, hereby promises to pay to F&S CAPITAL PARTNERS LTD. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands or registered assigns (the “Holder”), the principal amount of up to US$ 500,000 (United States Dollars five hundred thousand) together with any interest as set forth herein (the “Principal”) on April 30, 2017, (the “Maturity Date”), and to pay interest from the date hereof on the unpaid principal balance outstanding from time to time hereof at a rate equal to eight percent (8%) per annum, computed daily and on the basis of the actual number of days elapsed and a year of 365 days (hereinafter the “Interest”). Any accrued and unpaid interest on the Note shall be due and payable on the Maturity Date and upon any partial or full conversion of the Note as well as any issuances of True-Up adjustments.

1.                           Payments.

(a)                         The Company shall:

(i)                        pay the Principal and any accrued interest thereon or any amount thereof by issuance of its common shares, (the “Common Stock”), at the Stock Price (as defined below) or cash or any combination thereof, at the Company's option, on the Maturity Date.

Stock Price. The number of shares of Common Stock shall be determined by dividing (i) the amount payable by, (ii) the Closing Price, as adjusted for any stock splits or stock dividends (the “Stock Price”). “Closing Price” means the closing price the trading date immediately prior to (but not including) the date of issuance of the shares, provided the Common Stock is then listed or quoted on any national securities exchange, market or trading or quotation facility (a “Trading Market”).

(ii)                        From the date of execution of the Note and for a period of 5 years after the execution date of this Note (the “Measurement Dates”), at the earlier of, (i) all Common Stock being issued to the Holder under clause l(a)(i) above, or (ii) all Common Stock being issued to the Holder under any True up Amounts (As defined hereinbelow), are sold in full and the Holder is entitled to additional True up Amounts, the Company may elect to pay the additional True up Amounts by either (i) wire transfer of immediately available funds to an account designated in writing by the Holder, or (ii) issuance by the Company of its Common Stock at the Stock Price determined as of such date, or (iii) any combination thereof, either option is at the sole discretion of the Company. The Holder will be entitled for as many additional True up Amounts are required to collect in total the Principal and any accrued interest thereon. The Holder is entitled to request for an extension of the true-up period for an additional three (3) years subject to a ten days prior written notice at the Company's option.

True-up Amounts. For a period of five (5) years from the date of execution of the Note, the Holder shall be entitled to recover the shortfall incurred in additional shares or cash or any combination thereof at the Company's option. The True-up amounts are equal to the Principal Amount plus any accrued interest less the Market Value (as defined below) of the shares issued or the cash paid as part of any Payment prior to such calculation date. The Company shall pay the True-up amounts no later than three (3) business days upon receipt of such request from the Holder.

Market Value. Market Value with respect to the shares issued as part of the Principal, means the aggregate gross proceeds received by the Holder from one or more sales, as evidenced by brokerage statements for such sales; provided, however, that if the sale price is not reasonably related to the trading price on the sale date, such sale shall be deemed to have occurred at the highest price at which shares of Common Stock were traded on such date of sale.

(b)                        Termination of Rights under this Note. Immediately upon realization of the Principal due under this Note to the Holder, this Note shall no longer be deemed outstanding and all rights with respect to this Note shall immediately cease and terminate.

(c)                       Taxes or other Issuance Charges. The issuance of any shares of Common Stock in payment of this Note, and the delivery of certificates or other instruments representing the same, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate or instrument in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d)                        Holder Not a Stockholder. The Holder shall not have, solely on account of such status as a Holder of this Note, any rights of a stockholder of the Company, either at law or in equity, or any right to any notice of meetings of stock Holders or of any other proceedings of the Company until such time as this Note has been paid in shares of Common Stock pursuant to Section 1(a), at which time the Holder shall be deemed to be the holder of record of Common Stock that has been issued, as applicable, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not then have been actually delivered to the Holder.

(e)                      Fractional Shares. No fractional shares of Common Stock shall be issued when paying this Note. In lieu thereof, the shares of Common Stock otherwise issuable shall be rounded up to the nearest whole share of Common Stock.

(f)                      Payment in Common Stock or Cash. Each Payment may be paid by the Company in cash or shares of its Common Stock, at its sole discretion; provided, however, that if the Common Stock is not then listed or quoted on a Trading Market or quotation facility (or a similar organization or agency succeeding to its functions of reporting prices), then the Company may not pay by issuing shares of its Common Stock.

(g)                       Reservation. The Company shall at its discretion reserve but always keep available out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of the Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and if at any time the number of authorized but unissued Common shares shall not be sufficient to effect the conversion of the Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares

2.                        Conversion. The Holder shall have the right from time to time and at any time during the period commencing from the date of execution of the Note and ending on the Maturity Date, to convert all or part of the outstanding and unpaid Principal Amount or True-up amount of the note into fully paid non-assessable shares of Common Stock of the Company at the Stock Price.

3.                        Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded or quoted, in no event shall the Company issue upon conversion of or otherwise pursuant to this Note more than the maximum number of shares of Common Stock that the Company can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the “Maximum Share Amount”), which shall be 4.99% of the total shares outstanding on the Closing Date, subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof.

4.                         Ranking. The Company, for itself, its successors and assigns, covenants and agrees, that the payment of the Principal of this Note is senior in right of payment to the payment of all existing and future Junior Debt (as defined below). (A) “Junior Debt” shall mean all existing and future Indebtedness (as defined below), (B) Indebtedness (as defined below) incurred after the date hereof, and (C) as otherwise agreed to by the Holder in writing. “Indebtedness” shall mean any liability of the Company for borrowed money, (1) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), including any given in connection with the acquisition of property, assets or service, or (2) for the payment of rent or other amounts relating to capitalized lease obligations.

(a)     The Company covenants and agrees to cause any current holder of Junior Debt and to cause any future holder of Junior Debt permitted to be incurred pursuant to this Note to execute such subordination agreements, instruments or waivers as may be necessary to reflect the terms set forth herein.

(b)     Upon any payment or distribution of the assets of the Company to creditors upon dissolution, total or partial liquidation or reorganization of, or similar proceeding, the Holder of the Note will be entitled to receive payment in full before any holder of Junior Debt is entitled to receive any payment.

5.                       Events of Default. The entire unpaid principal and accrued interest of this Note or any True up Amounts shall become and be immediately due and payable in cash or shares of Common Stock of the Company, at the option of the Company, in either case without any other notice or demand of any kind or any presentment or protest, if any one of the following events occurs and be continuing at the time of such demand (each such event, an “Event of Default”):

(a)     The Company's failure to pay any portion of the principal as provided in Section 1 hereof; or

(b)      (i) The commencement by the Company, or any subsidiary, of a voluntary case under 11 U.S.C. Section 101 et. seq. (the “Bankruptcy Code”) or any foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the consent by the Company, or any subsidiary, to the entry of an order for relief in an involuntary bankruptcy or similar case, or to the conversion of an involuntary case to a voluntary case, under any such law, or (iii) the consent by the Company, or any subsidiary, to the appointment of, or the taking of possession by, a receiver, trustee or other custodian for all or a substantial part of the Company's properties, or (iv) the discontinuance of business, dissolution, winding up, liquidation or cessation of existence by or of the Company, or any subsidiary; or

(c)     (i) The entry by a court of competent jurisdiction a decree or order for relief with respect to the Company, or any subsidiary, in an involuntary case under the Bankruptcy Code or any applicable foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or dismissed within 60 days of the entry thereof, or (ii) the entry by a court of a decree or order for the appointment of a receiver, liquidator, sequestator, trustee, custodian or other person having similar powers over the Company or over all or a substantial part of its properties;

The Company agrees that if it fails to timely make any payment due under this Note or upon the happening of any Event of Default, and fails to remedy the situation within a ten (10) day grace period, the outstanding principal, together with all other expenses, including, reasonable attorneys' fees, shall immediately become due and payable in cash or shares of common stock at the option of the Holder. For purposes hereof, attorneys' fees shall include, without limitation, fees and disbursements for legal services incurred by the holder hereof in collecting or enforcing payment hereof whether or not suit is brought, and if suit is brought, then through all appellate actions. From and after any Event of Default, the interest rate of this Note shall be the highest rate permitted under applicable law.

6.                        Miscellaneous.

(a)     The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party. Assignment of all or any portion of this Note in violation of this Section shall be null and void. Nothing in this Note, expressed or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(b)     Upon receipt of evidence satisfactory to the Company, of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination. No course of dealing and no delay or omission on the part of the Holder or the Company in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's or the Company's rights, powers or remedies, as the case may be. No right, power or remedy conferred by this Note upon the Holder or the Company shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently. Any waiver must be in writing.

(c)     If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Note may be amended only by a written instrument executed by the Company and the Holder. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

(d)     If any date specified in this Note as a date for the making of any payment of principal or interest under this Note falls on a Saturday, Sunday or on a day that is a legal holiday in the State of New York, then the date for the making of that payment shall be the next subsequent day that is not a Saturday, Sunday or legal holiday.

(e)     This Note shall be governed by and construed in accordance with the laws of the New York City, without giving effect to principles governing conflicts of law.

(f)     The Company hereby irrevocably submits to the exclusive jurisdiction of any United States Federal court over any suit, action or proceeding arising out of or related to the Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner permitted by law.

(g)     The parties hereto agree that all monetary amounts set forth herein are referenced in United States dollars, unless otherwise stated.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Unsecured Convertible Note to be executed and dated the day and year first above written.

NEWLEAD HOLDINGS LTD.

By: ____________________________

Name: _________________________

Title: __________________________